                         CERTIFICATE OF INCORPORATION

                                      OF

                          JENKON INTERNATIONAL, INC.


                                   ARTICLE 1

     The name of this corporation (herein called the "Corporation") is as follows:

                           Jenkon International, Inc.


                                   ARTICLE 2

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc., County of New Castle.


                                   ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.


                                   ARTICLE 4

     SECTION 1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the corporation is authorized to issue is 25,000,000 shares which shall be divided into two classes as follows:
20,000,000 Common shares, with a par value of $.001 per share; and 5,000,000 Preferred shares, with a par value of $.001 per share.

     The full voting power of the corporation shall be exercised by the Common Stock and all other future series of Common shares with full voting rights and any series of Preferred shares with equivalent voting rights, all voting together as one class, and none of such series of Common shares or Preferred shares shall have any other or special voting rights except as otherwise required by the laws as then applicable, the corporation's Certificate of Incorporation as then amended, or any resolution of the Board of Directors originally designating such series.

     Preferred shares of the corporation's capital stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine from time to time. The Board of Directors is expressly authorized as to any wholly unissued series of Preferred shares, to determine the number of shares thereof and the dividend rights, dividend rates, conversion rights (if any), redemption prices, liquidation preferences, voting rights (if any), the rights and terms of redemption (including sinking fund provisions) and all other rights, preferences and privileges thereof. The Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting that decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

     SECTION 2. RIGHTS AND PREFERENCES OF PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting that series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) Any other relative rights, preferences, powers, qualifications, limitations or restrictions thereof.


                                       2

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                                   ARTICLE 5

     SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

     SECTION 2. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

                                   ARTICLE 6

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the general Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 7

     The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

                                   ARTICLE 8

     The name and address of the Incorporator of the Corporation is as follows:

               Nicholas J. Yocca
               660 Newport Center Drive
               Suite 1600
               Newport Beach, California 92660-6441


                                       3

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     I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 26th day of June, 1996.


                                        /s/ Nicholas J. Yocca
                                       ---------------------------------------
                                       Nicholas J. Yocca, Incorporator



                                       4

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                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           JENKON INTERNATIONAL, INC.


     Jenkon International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), does hereby certify as follows:

     FIRST: That the Board of Directors of the Corporation, adopted the following resolutions by unanimous written consent in accordance with Section 141 of the Delaware Law, which resolutions set forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that such amendment be submitted for consideration of by the stockholders of the Corporation in accordance with the requirements of the Delaware Law. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that, subject to obtaining the requisite approval of the stockholders of the Corporation, the first paragraph of Section 1,
     Article 4 of the Corporation's Certificate of Incorporation be amended, without effect upon any stock designation heretofore filed, to read as follows:

     "SECTION 1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the corporation is authorized to issue is 25,000,000 shares which shall be divided into two classes as follows:
     20,000,000 Common shares, with a par value of $.001 per share; and 5,000,000 Preferred shares, with a par value of $.001 per share. Upon the effectiveness of this amendment (i) the number of authorized shares of each class of capital stock shall remain unchanged, and (ii) each outstanding share of Common Stock, par value $.001 per share, shall be reclassified, converted and changed into .782271 shares of Common Stock, par value $.001 per share. Each holder of Common Stock who would otherwise be entitled to receive a fractional share shall instead be entitled to receive cash for such fractional share in an amount to be determined on the basis of the Board of Director's determination of the fair market value of a share of Common Stock on the effective date of this amendment."

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, and in lieu of a meeting and vote of stockholders, holders of the necessary number of shares as required by the Delaware Law gave written consent to such amendment in accordance with Section 228 of the Delaware Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware Law.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by David Edwards, its President and Chief Executive Officer, and Steven McKeag, its Chief Financial Officer, this 9th day of June, 1998.
                                          -----      -----



                               By:  /s/ David Edwards
                                  -----------------------------------
                                   David Edwards, President and Chief
                                   Executive Officer


Attest:



   /s/ Steven McKeag
--------------------------
Steven McKeag,
Chief Financial Officer


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